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                                                                   Exhibit 23.1



                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Watson Wyatt & Company of our report dated September 8, 1999, except as to the information presented in Notes 5 and 6 for which the date is December 9, 1999, relating to the financial statements and financial statement schedule of Watson Wyatt & Company, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



PricewaterhouseCoopers LLP

Washington, DC
April 18, 2000